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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):    May 2, 2001
                                                      --------------------------
                          United Heritage Corporation
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            (Exact Name of Registrant as Specified in Its Charter)


                                     Utah
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                (State or Other Jurisdiction of Incorporation)


               0-9997                             87-0372826
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      (Commission File Number)           (IRS Employer Identification Number)


          2 Caddo Street, Cleburne, Texas            76031
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     (Address of Principal Executive Offices)     (Zip Code)


                                (817) 641-3681
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             (Registrant's Telephone Number, Including Area Code)


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     (Former Name or Former Address, if Changed Since Last Report)



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ITEM 9.  REGULATION FD DISCLOSURE

     The Registrant is issuing the following press release:

                        * * * * * * * * * * * * * *

FOR IMMEDIATE RELEASE:

Company Contact:                    Investor Relations Contact:
Walter G. Mize                            Magnum Financial Group, LLC
(817) 641-3681                            Rana Thomas
                                          (213) 488-0443
                                          RTHOMAS@MAGNUMFINANCIAL.COM


                     UNITED HERITAGE CORPORATION ANNOUNCES
                      OIL PRODUCTION INCREASED 25.7% AND
               GAS PRODUCTION INCREASED 8.9% FROM PREVIOUS MONTH

Cleburne, TX - May 1, 2001: United Heritage Corporation (NASDAQ: UHCP), today announced the Company's consolidated production results for the month of April, 2001.

Oil production reached 2,900 barrels in April 2001, an average of 145 barrels per 20-day production month. This is an increase of 25.7% from the 2,307 barrels produced in March 2001. Gas production was 27.0 million cubic feet in April 2001, an average of 900 thousand cubic feet per 30-day production month. This is an increase of 8.9% compared to production of 24.8 million cubic feet in March 2001.

Walter Mize, Chairman and CEO of United Heritage Corporation commented, "We are pleased to see the continuation of our upward trend in production. Progress has been made on several fronts to increase our output. In March, Dynegy Midstream Services completed the installation of their new gas compressor to serve our New Mexico fields. Our gas production should increase dramatically over the next few months since this new compressor has the capability to produce a maximum volume of 3.0 million cubic feet of gas per day. We have already experienced benefits from the new compressor. Our gas volume has already increased approximately 125 thousand cubic feet per day, and we have decreased monthly operating expense as a result of not having to rent a gas compressor. We are currently negotiating with Dynegy to make further modifications that we believe will result in more production increases."

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Mr. Mize further stated, "We have also been pleasantly surprised by the production we have achieved at Well No. 37, in our New Mexico subsidiary. This well has consistently produced 300 to 350 thousand cubic feet of gas per day. Because of this, we are undertaking recompletion procedures on Well No. 38 and plan to recomplete Well No. 36. Both of these wells are direct offsets to Well No. 37, and we are optimistic that we can achieve significant production after the recompletion's are finished."

Mr. Mize finally added, "We continue to have an optimistic outlook for the Company. Industry analysts predict oil and gas prices will at least retain their current levels, with increases in prices a significant possibility. Oil and gas prices, combined with our past and projected trend of production increases, should produce positive results for our shareholders."

About United Heritage Corporation

United Heritage Corporation is an Oil & Gas exploration and production company based in Cleburne, Texas. Through subsidiaries it holds four leasehold properties totaling 30,500 acres that are estimated to contain in excess of 265 million barrels of oil-in-place. Currently, 25.4 million barrels at the Val Verde Basin of southwest Texas have been classified as "proved undeveloped reserves." United Heritage's National Heritage Sales Corporation subsidiary purveys a line of specialized premium meat products under the brand name Heritage LIFESTYLE Products-TM-. These quality products are marketed regionally through several supermarket chains.

THIS PRESS RELEASE MAY INCLUDE FORWARD LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES. EXAMPLES OF THESE UNCERTAINTIES INCLUDE PREDICTIONS AND BELIEFS REGARDING FUTURE OIL AND GAS PRODUCTION, PREDICTIONS OF OIL AND GAS PRICES AND EFFORTS TO NEGOTIATE EQUIPMENT MODIFICATIONS WITH GAS PURCHASERS. ALSO, PAST RESULTS MAY NOT BE PREDICTIONS OF FUTURE EVENTS. DETAILS ON THE FACTORS THAT COULD AFFECT UNITED HERITAGE CORPORATION'S FINANCIAL RESULTS ARE INCLUDED IN UNITED HERITAGE CORPORATION'S SECURITIES AND EXCHANGE COMMISSION (SEC) FILINGS, INCLUDING THE LATEST ANNUAL REPORT ON FORM 10-K AND ON ITS QUARTERLY REPORTS ON FORM 10-Q.

                                      ###

                          * * * * * * * * * * * * * *

          THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES, SUCH AS THE VARIOUS RISKS ASSOCIATED WITH EXPLORATION AND PRODUCTION OF OIL AND GAS. DETAILS ON THE FACTORS THAT COULD AFFECT UNITED HERITAGE CORPORATION'S FINANCIAL RESULTS ARE INCLUDED IN UNITED HERITAGE CORPORATION'S SECURITIES AND EXCHANGE COMMISSION (SEC) FILINGS, INCLUDING THE LATEST ANNUAL REPORT ON FORM 10-K AND ON ITS QUARTERLY REPORTS ON FORM 10-Q.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                       UNITED HERITAGE CORPORATION


Date:  May 1, 2001                     BY:           /s/Walter G. Mize
                                          ---------------------------------
                                            Walter G. Mize, President and
                                            Chief Executive Officer











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